Exhibit 99.1

NEWS RELEASE	te.com

TE Connectivity to acquire Richards Manufacturing to expand position in fast-growing energy market

GALWAY, Ireland, Feb. 12, 2025 -- TE Connectivity plc (NYSE: TEL), a world leader in connectors and sensors, has entered into a definitive agreement to acquire Richards Manufacturing Co. from funds managed by Oaktree Capital Management, L.P. and members of the Bier family, long-standing owners and leaders of the business. The transaction will strengthen TE’s position in serving electrical utilities in North America by combining complementary product portfolios and adding the expertise of the Richards team, enabling TE to benefit from strong growth trends in underground electrical networks.

Richards is widely recognized as a best-in-class provider of utility grid products and, over the last several years, has experienced double-digit revenue growth. The company, headquartered in Irvington, N.J., is a leader in underground distribution equipment, with differentiated positions in both medium voltage cold-shrink cable accessories and network protector products. The Richards management team is committed to TE and will continue to lead the business post-closing.

"One of the key pillars of our strategy is investing in long-term secular growth trends that further our commitments to being a trusted partner to customers around the world and creating value for our owners,” said TE Connectivity CEO Terrence Curtin. “We have been strategically investing in our Energy business over the past several years to be a growth driver for TE. We’ve benefited from our focus on utility scale renewables and grid reliability by providing our customers with innovative products required for the ongoing evolution of the energy grid.

“The acquisition of Richards Manufacturing aligns with our strategy and positions us to further capitalize on an accelerating grid replacement and upgrade cycle in North America, driven by aging infrastructure, the increased hardening of the network and the upgrades that are required to support the increase in energy demand. We look forward to building on the momentum of Richards’ growth trajectory and welcoming their talented team to TE.”

Joe Bier, CEO of Richards Manufacturing, said, "We are thankful for the partnership, strategic support and resources that Oaktree brought to our firm. Together, we have made significant investments in our facility, products, and team to serve our customers. We are thrilled for the next stage of our business as part of TE Connectivity. We have been working in the utilities market for nearly 80 years supporting the design, protection and life of critical infrastructure. We believe TE is a great home for the business our family has built and are excited for a bright future ahead for Richards in TE.”

Ulysses Fowler, Managing Director of Oaktree’s Power Opportunities Group said, “Oaktree is proud to have supported Richards through a transformative phase of development. We thank Joe, the Bier family, the entire management team, and all of Richards’ employees for their dedication to developing and delivering an innovative and high-quality product portfolio while maintaining a total commitment to quality, responsiveness, and customer service. All of us at Oaktree wish the team at Richards continued success as part of TE.”

Financial Highlights:

The all-cash transaction is valued at approximately $2.3 billion, subject to customary post-closing adjustments. The transaction will be financed through cash and additional debt.

TE expects mid-teens return on invested capital upon completion of tax, revenue and cost synergies. Upon completion of the transaction, the acquired business will be reported as part of TE’s Industrial Solutions segment and is expected to contribute annual sales of approximately $400 million and EBITDA margins in the mid-30 percent range. This acquisition is expected to be accretive to TE’s sales growth and adjusted operating margins. TE expects approximately $0.10 accretion to its adjusted EPS in the first full year, including financing costs and excluding acquisition and amortization related expenses.

The transaction is subject to the receipt of certain regulatory approvals and other customary closing conditions, and is expected to close in TE’s fiscal third quarter, ending June 2025.

Goldman Sachs & Co. LLC is serving as TE’s financial advisor and Davis Polk & Wardwell LLP is acting as TE’s legal counsel. Lincoln International is serving as financial advisor, and Kirkland & Ellis LLP as legal counsel, to Richards and Oaktree.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers, medical technology and more. With more than 85,000 employees, including 9,000 engineers, working alongside customers in approximately 130 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat, Instagram and X (formerly Twitter).

About Richards Manufacturing

Richards Manufacturing Co. is a premier manufacturer of overhead and underground electrical and gas distribution products. Headquartered in Irvington, New Jersey, the company serves blue-chip utilities and electrical distributors in the United States and internationally. Richards is recognized as an industry leader with an innovative portfolio of stock and customized products, a consistent track record of dependable service, and longstanding customer relationships. Learn more at www.richards-mfg.com.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $202 billion in assets under management as of December 31, 2024. The firm emphasizes an opportunistic, value-oriented, and risk-controlled approach to investments in credit, equity, and real estate. The firm has more than 1,200 employees and offices in 23 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Non-GAAP Financial Measures

Adjusted Operating Margin, Adjusted EPS and Adjusted Return on Invested Capital are non-GAAP measures. We present non-GAAP measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

Adjusted Operating Margin – represents operating margin (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any.

Adjusted Earnings Per Share - represents diluted earnings (loss) per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. With regard to the forward-looking financial measure of our forecasted Adjusted EPS, reconciliation to the applicable forward-looking forecasted GAAP financial measure is not provided because it is not available without unreasonable effort.

Adjusted Return on Invested Capital (ROIC) – represents adjusted net operating profit after tax divided by average invested capital. We use Adjusted Return on Invested Capital as an indicator of our capital efficiency. Adjusted Return on Invested Capital is not a measure defined by GAAP. It is calculated by us, in part, using non-GAAP financial measures. We are providing our calculation of Adjusted Return on Invested Capital as this measure may not be defined and calculated by other companies in the same manner.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results; our ability to fund and consummate the transaction, including the receipt of regulatory approvals; and our ability to realize projected financial impacts of and to integrate the acquisition. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the transaction may not be consummated; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that Richards Manufacturing Co.’s operations will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in TE Connectivity plc's Annual Report on Form 10-K for the fiscal year ended Sept 27, 2024, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations:	Investor Relations:
	Eric Mangan	Sujal Shah
	TE Connectivity	TE Connectivity
	908-783-6629	610-893-9790
	Eric.Mangan@te.com	Sujal.Shah@te.com

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